UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: February 28, 2011
(Date of earliest event reported)

THOMAS & BETTS CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

1-4682	22-1326940
(Commission File Number)	(IRS Employer Identification No.)

8155 T&B Boulevard Memphis, Tennessee 38125
(Address of Principal Executive Offices) (Zip Code)

(901) 252-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   APPOINTMENT OF PRINCIPAL OFFICERS

 (c) On February 25, 2011, the Board of Directors of Thomas & Betts Corporation promoted Charles L. Treadway to the position of President and Chief Operating Officer, effective March 1, 2011.  Mr. Treadway has served as Senior Vice President, Group President – Electrical since joining the Company in March 2009.  He was named an executive officer by the Board of Directors at its May 6, 2009 meeting.

In this new position, Mr. Treadway will be responsible for providing strategic and operational leadership to the Company’s three global business segments.  He will receive a grade increase with an annual base salary of $500,000, an increase in his bonus target from 65% to 70% of base salary, and an increase in his long-term incentive target factor from 150% to 208%.  Other benefits and perquisites are unchanged.

The Board also named Imad Hajj to the position of Senior Vice President-International and Operational Development.  Mr. Hajj will be responsible for ensuring that the Company’s strategic operational activities support the Company’s growth objectives. There will be no change in Mr. Hajj’s grade or compensation.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

99.1      Press Release dated February 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation
(Registrant)

By: /s/ W. David Smith, Jr.
W. David Smith, Jr.
Assistant General Counsel and
Assistant Secretary

Date:	February 28, 2011

Exhibit Index

Exhibit	Description of Exhibit

99.1	Press Release dated February 28, 2011.